ORION S.A.

Exhibit 99.1	CONTACT: Christopher Kapsch Vice President of Investor Relations +1 281-318-4413 christopher.kapsch@orioncarbons.com
Orion S.A. Reports
First Quarter 2025 Financial Results

HOUSTON—May 7, 2025—Orion S.A. (NYSE: OEC), a specialty chemical company, today announced financial results for the period ended March 31, 2025 as follows:
First Quarter 2025 Highlights
•Net sales of $477.7 million, down $25.2 million year over year
•Net income of $9.1 million, down $17.6 million year over year
•Diluted EPS of $0.16, down $0.29 year over year
•Adjusted EBITDA1 of $66.2 million, down 22% year over year
•Adjusted Diluted EPS1 of $0.22, down $0.30 year over year
1 The reconciliations of Non-U.S. GAAP (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.

“First quarter results were affected by costs from unplanned plant downtime, as well as timing items including raw material pass-throughs. Collectively, these factors masked an otherwise much stronger underlying business performance. The normalization of timing items coupled with ongoing operational improvements set up for a sequentially better second quarter, absent any pronounced deterioration in the macro backdrop,” said Corning Painter, Chief Executive Officer.

Painter continued, “We continue to expect prospective net benefit from auto sector tariffs and their impact on imported replacement tires, insomuch as relieving market share pressure on U.S. tire manufacturing. That said, should broader tariffs precipitate a pronounced global economic slowdown, we would not be immune. Regardless, we believe we are well positioned to navigate the evolving backdrop and deliver on our cash flow goals.

CFO Jeff Glajch added, “Despite the considerable macro uncertainty, we have good visibility regarding expected free cash flow improvement and we continue to view both 2025 and 2026 as important inflection years for Orion on this important metric. Given reduced capex spending, we remain comfortable with our previously conveyed free cash flow guidance range.”

ORION S.A.
First Quarter 2025 Overview:

(In millions, except volume and EPS data)	Q1 2025	Q1 2024	Y/Y Change	Y/Y Change in %
Volume (kmt)	251.7	248.4	3.3	1.3%
Net sales	477.7	502.9	(25.2)	(5.0)%
Gross profit	98.1	122.2	(24.1)	(19.7)%
Income from operations	31.2	52.8	(21.6)	(40.9)%
Net income	9.1	26.7	(17.6)	(65.9)%
Adjusted net income(1)	12.8	30.8	(18.0)	(58.4)%
Adjusted EBITDA(1)	66.2	85.3	(19.1)	(22.4)%
Basic EPS	0.16	0.46	(0.30)	(65.2)%
Diluted EPS	0.16	0.45	(0.29)	(64.4)%
Adjusted Diluted EPS(1)	0.22	0.52	(0.30)	(57.7)%
(1)The reconciliations of Non-U.S. GAAP (“GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
Volume increased by 3.3 kmt, year over year, due to higher volume in the Rubber Carbon Black segment. Net sales decreased by $25.2 million, or 5.0%, year over year, driven primarily by lower oil price and unfavorable foreign exchange rate impact. Those were partially offset by higher volume in Rubber Carbon Black segment. Gross profit decreased by $24.1 million, or 19.7%, year over year, to $98.1 million. The decrease was driven primarily by unplanned downtime, unfavorable timing from the pass-through of raw material costs and unfavorable foreign exchange rate impact.
Income (loss) from operations decreased by $21.6 million, or 40.9%, year over year, to $31.2 million. The decrease was driven primarily by lower Net sales. Adjusted EBITDA decreased by $19.1 million, or 22.4%, year over year, to $66.2 million. The decrease was driven by unplanned downtime and unfavorable timing from the pass-through of raw material costs.

ORION S.A.
Quarterly Business Segment Results

SPECIALTY CARBON BLACK

(In millions, except volume)	Q1 2025	Q1 2024	Y/Y Change	Y/Y Change in %
Volume (kmt)	61.9	63.3	(1.4)	(2.2)%
Net sales	160.7	170.9	(10.2)	(6.0)%
Gross profit	40.0	41.7	(1.7)	(4.1)%
Adjusted EBITDA	25.4	27.9	(2.5)	(9.0)%
Specialty Carbon Black segment volume declined by 1.4 kmt, or 2.2%, year over year, primarily due to lower demand in the Americas region. Net sales decreased by $10.2 million, or 6.0%, year over year, to $160.7 million, primarily due to lower oil price and unfavorable foreign exchange impact. Adjusted EBITDA declined by $2.5 million, or 9.0%, year over year, to $25.4 million. The decrease was primarily due to lower volume.

RUBBER CARBON BLACK

(In millions, except volume)	Q1 2025	Q1 2024	Y/Y Change	Y/Y Change in %
Volume (kmt)	189.8	185.1	4.7	2.5%
Net sales	317.0	332.0	(15.0)	(4.5)%
Gross profit	58.1	80.5	(22.4)	(27.8)%
Adjusted EBITDA	40.8	57.4	(16.6)	(28.9)%
Rubber Carbon Black segment volume increased by 4.7 kmt, or 2.5%, year over year, due to higher demand in the Americas and Asia Pacific regions. Net sales declined by $15.0 million, or 4.5%, year over year, to $317.0 million, primarily due to lower oil price and unfavorable foreign exchange impact. Adjusted EBITDA declined by $16.6 million, or 28.9%, year over year, to $40.8 million, driven primarily by unplanned downtime, unfavorable timing from the pass-through of raw material costs and customer and regional mix.
Outlook
We are adjusting our guidance ranges slightly, to factor in first quarter results. Our revised Adjusted EBITDA range is $270 million – $310 million and the corresponding Adjusted EPS range is $1.20 – $1.70. We are reaffirming our prior free cash flow guidance range at $40 million – $70 million.” Mr. Painter concluded.
As previously announced, Orion will hold a conference call tomorrow, Thursday, May 8, 2025, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follows:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers to Thursday, May 15, 2025:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13748613
Additionally, an archived webcast of the conference call will be available on the investor section of the company’s website at www.orioncarbons.com.

ORION S.A.
To learn more about Orion S.A., visit the company’s investor website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion S.A.
Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialty, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability, and add UV protection. Orion has innovation centers on three continents and produces carbon black at 14 plants worldwide, excluding the under-construction facility at La Porte, Texas, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit www.orioncarbons.com.
Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook ” section above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements concerning our potential exposure to market risks, macroeconomic conditions including tariffs, expected plant uptime, market conditions, anticipated customer demand, expected impacts of operational improvements and foreign exchange, expectations regarding capital expenditures, working capital and free cash flow, our outlook for 2025, and other statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. Forward-looking statements are typically identified by words such as “anticipate,” “assume,” “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: • possible negative or uncertain worldwide economic conditions and developments; • the volatility and cyclicality of the industries in which we operate; • the operational risks inherent in chemicals manufacturing, including disruptions due to technical facilities, severe weather conditions or natural disasters; • our dependence on major customers and suppliers; • unanticipated fluctuations in demand for our products, including due to factors beyond our control; • changes in the geopolitical environment or government policy, including related to tariffs, counter-tariffs and other trade barriers; • our ability to compete in the industries and markets in which we operate; • changes in the nature of transportation in the future, which may impact our customers and our business; • our ability to successfully develop new products and technologies; • the availability of substitutes for our products; • our ability to implement our business strategies; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; our ability to negotiate satisfactory terms with counterparties, the satisfactory performance by such counterparties of their obligations to us, as well as our ability to meet our performance obligations towards such counterparties; • our ability to realize benefits from planned plant capacity expansions and planned and current site development projects, including our conductive additives facility at La Porte, Texas, and the impacts of potential delays to such expansions and development projects; • any information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business globally; • any and all impacts from the Russia-Ukraine war and the Hamas-Israel conflict and/or any escalation thereof related energy costs, raw material availability or other economic disruptions; • geopolitical events in the United States (“U.S.”), Middle-East, European Union (“EU”) and China, relations amongst Western countries and their neighbors as well as future relations between the U.S., EU, China and other countries and organizations; • all environmental, health and safety laws and regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing

ORION S.A.
liabilities; • any possible future investigations and enforcement actions by governmental, supranational agencies or other organizations; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases as well as other accidents; • any market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; • any litigation or legal proceedings, including product liability, environmental or asbestos related claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • any fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • any changes in international and local economic conditions, dislocations in credit and capital markets and inflation or deflation; • any potential impairments or write-offs of certain assets; • any required increases in our pension fund or retirement-related contributions; • the adequacy of our insurance coverage; • any changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • any challenges to our decisions and assumptions in assessing and complying with our tax obligations; • the potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion S.A. (a Luxembourg incorporated entity) in the U.S. or elsewhere outside Luxembourg; and • any current or future changes to disclosure requirements and obligations, including but not limited to new ESG-related disclosures, related audit requirements and our ability to comply with such obligations and requirements.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors” in our Annual Report in Form 10-K for the year ended December 31, 2024 and in Note Q. Commitments and Contingencies to our audited Consolidated Financial Statements and in Note J. Commitments and Contingencies to our unaudited Consolidated Financial Statements Form 10-Q for the period ended March 31, 2025. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures, see section Reconciliation of Non-GAAP Financial Measures below.
These non-GAAP measures include, but are not limited to Adjusted Net Income, Adjusted EBITDA and Adjusted Diluted EPS.
We define Adjusted EBITDA as Income from operations before depreciation and amortization, stock-based compensation, and non-recurring items (such as, restructuring expenses, legal settlement gain, etc.) plus Earnings in affiliated companies, net of tax.
Our operations are managed by senior executives who report to our Chief Executive Officer (“CEO”), the chief operating decision maker (“CODM”). Adjusted EBITDA is used by our chief operating decision maker (“CODM”) to evaluate our operating performance and to make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We use this measure, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing our business. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA provides a useful additional basis for evaluating and comparing the current performance of the underlying operations.
We believe our non-GAAP measures are useful measures of financial performance in addition to Net income, Income from operations, diluted EPS and other profitability measures under GAAP, because they facilitate operating performance comparisons from period to period. In addition, we believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business.
Other companies and analysts may calculate non-GAAP financial measures differently, so making comparisons among companies on this basis should be done carefully. Non-GAAP measures are not performance measures under GAAP and should not be considered in isolation or construed as substitutes for Net sales, Net income, Income from operations, Gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.

ORION S.A.
With respect to Adjusted EBITDA and Adjusted Diluted EPS outlook for 2025, we are not able to reconcile the forward-looking non-GAAP financial measures to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.

ORION S.A.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(In millions, except share and per share data)	2025	2024

Net sales	$477.7	$502.9
Cost of sales	379.6	380.7
Gross profit	98.1	122.2
Selling, general and administrative expenses	58.4	61.5
Research and development costs	6.6	6.6
Other expenses, net	1.9	1.3
Income from operations	31.2	52.8
Interest and other financial expense, net	13.7	12.7
Income before earnings in affiliated companies and income taxes	17.5	40.1

Income tax expense	8.9	13.5
Earnings in affiliated companies, net of tax	0.5	0.1
Net income	$9.1	$26.7

Weighted-average shares outstanding (in thousands):
Basic	57,058	58,640
Diluted	57,200	59,229
Earnings per share:
Basic	$0.16	$0.46
Diluted	$0.16	$0.45

ORION S.A.
Condensed Consolidated Statements of Financial Position (Unaudited)

(In millions, except share amounts)	March 31, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents	$37.5	$44.2
Accounts receivable, net	274.0	211.9
Inventories, net	297.0	290.4
Income tax receivables	12.6	12.6
Prepaid expenses and other current assets	67.5	54.2
Total current assets	688.6	613.3
Property, plant and equipment, net	982.4	965.0
Right-of-use assets	116.8	117.9
Goodwill	74.5	71.5
Intangible assets, net	17.5	18.5
Investment in equity method affiliates	10.0	8.0
Deferred income tax assets	46.1	21.6
Other assets	32.3	41.5
Total non-current assets	1,279.6	1,244.0
Total assets	$1,968.2	$1,857.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$180.0	$156.2
Current portion of long-term debt and other financial liabilities	313.0	258.8
Accrued liabilities	35.1	39.5
Income taxes payable	10.8	4.8
Other current liabilities	63.0	57.4
Total current liabilities	601.9	516.7
Long-term debt, net	659.5	647.0
Employee benefit plan obligation	61.2	58.5
Deferred income tax liabilities	54.5	36.5
Other liabilities	125.0	123.7
Total non-current liabilities	900.2	865.7
Stockholders' Equity
Common stock
Authorized: 65,992,259 and 65,992,259 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 56,459,366 and 57,242,372 shares	85.3	85.3
Treasury stock, at cost, 4,532,893 and 3,749,887	(87.7)	(82.2)
Additional paid-in capital	72.5	84.7
Retained earnings	464.9	457.0
Accumulated other comprehensive loss	(68.9)	(69.9)
Total stockholders' equity	466.1	474.9
Total liabilities and stockholders' equity	$1,968.2	$1,857.3

ORION S.A.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(In millions)	2025	2024

Cash flows from operating activities:
Net income	$9.1	$26.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	31.5	28.9
Amortization of debt issuance costs	0.4	0.4
Share-based compensation	2.7	3.5
Deferred tax provision	(5.4)	(4.3)
Foreign currency transactions	(2.0)	(0.5)
Changes in operating assets and liabilities, net:
Trade receivables	(56.7)	(33.2)
Inventories	1.2	3.5
Trade payables	17.2	4.2
Other provisions	(5.2)	(3.3)
Income tax liabilities	3.6	7.5
Other assets and liabilities, net	4.0	(1.0)
Net cash provided by operating activities	0.4	32.4
Cash flows from investing activities:
Acquisition of property, plant and equipment	(29.2)	(33.1)
Net cash used in investing activities	(29.2)	(33.1)
Cash flows from financing activities:
Repayments of long-term debt	(0.8)	(0.8)
Payments for debt issue costs	—	(0.1)
Cash inflows related to current financial liabilities	56.2	49.7
Cash outflows related to current financial liabilities	(12.6)	(40.6)
Dividends paid to shareholders	(1.2)	(1.2)
Repurchase of common stock	(19.8)	—
Net cash provided by financing activities	21.8	7.0
Increase (decrease) in cash, cash equivalents and restricted cash	(7.0)	6.3
Cash, cash equivalents and restricted cash at the beginning of the period	44.6	40.2
Effect of exchange rate changes on cash	1.4	(1.0)
Cash, cash equivalents and restricted cash at the end of the period	39.0	45.5
Less restricted cash at the end of the period	1.5	1.6
Cash and cash equivalents at the end of the period	$37.5	$43.9

ORION S.A.
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure:
Reconciliation of Net income to Adjusted EBITDA:

	First Quarter
(In millions)	2025	2024

Net income	$9.1	$26.7
Add back Income tax expense	8.9	13.5
Add back Equity in earnings of affiliated companies, net of tax	(0.5)	(0.1)
Income before earnings in affiliated companies and income taxes	17.5	40.1
Add back Interest and other financial expense, net	13.7	12.7
Income from operations	31.2	52.8
Add back Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	31.5	28.9
EBITDA	62.7	81.7
Equity in earnings of affiliated companies, net of tax	0.5	0.1
Long term incentive plan	2.7	3.5
Other adjustments	0.3	—
Adjusted EBITDA	$66.2	$85.3
Reconciliation of Net income to Adjusted net income and Diluted Earnings (loss) per share to Adjusted Diluted EPS:

	First Quarter
(In millions, except per share data)	2025	2024

Net income	$9.1	$26.7
add back long-term incentive plan	2.7	3.5
add back other adjustment items	0.3	—
add back intangible assets amortization	1.8	1.8
add back foreign exchange rate impacts	0.1	0.3
add back amortization of transaction costs	0.4	0.4
Tax effect on add back items at estimated tax rate	(1.6)	(1.9)
Adjusted net income	$12.8	$30.8

Total add back items	$3.7	$4.1
Impact of add-back items per share	$0.06	$0.07
Diluted Earnings per share	$0.16	$0.45
Adjusted Diluted EPS	$0.22	$0.52

Diluted weighted-average shares outstanding (in thousands):	57,200	59,229